Exhibit (j)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc.

ERNST & YOUNG LLP

Boston, Massachusetts

February 27, 2006